Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)
Deutsche Bank Trust Company Americas
Attention: Lynne Malina
Legal Department
60 Wall Street, 37th Floor
New York, New York 10005
(212) 250-0677
(Name, address and telephone number of agent for service)

Eli Lilly and Company
(Exact name of registrant as specified in its charter)

Indiana	35-0470950
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert A. Armitage, Esq.
Senior Vice President and General Counsel
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
(317) 276-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Edward F. Petrosky, Esq.
Samir A. Gandhi, Esq.
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
(212) 839-5300
Debt Securities
(Title of the Indenture securities)

Item 1. General Information.
     Furnish the following information as to the trustee.
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the Trustee, describe each such affiliation.
     None.
Item 3. -15. Not Applicable
Item 16. List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2009. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 26th day of February, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng

By:	Carol Ng
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
Ls^al Title of Bank JERSEY CnY —
City NJ 07 ill-3901 —— —
State FDIC Cafficate Number: 00623 Zip Code
FFIECD31 Page RC-1
I 13~
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2009 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet
Dollar Amounts in Thousands RCFO Till | Bil | Mil | Thou —— —— —
ASSETS 1. Cash and balances due from depository institutions [from Schedule RC-A): a. Nonintenest-beEiina balances and cuirencv and coin f 11
003- 1.217,000 l.a —— —
b. Merest-bearing balances (2) C3/I 16.922,000 l.b —— —— —
1. Securities:
a. Held-to-maturity securities (from Schedule RC-ES, column A) 1754 0 2.a —— —— -
b. Available-for-sale securities (from Schedule- RC-B. column D) 17J3 2,297,000 2.b —— —— —
3. Federal funds sold and securities purchased unda’ agreements to resell: RCON —
a. Fedaal funds sold in domestic offices E3S7 52,000 3.a —— —— —
b. SecuiiBes purchased unda1 aareements to resell (3> RCFO —
E3S3 1.003,000 3.b —— —
4. Loans and lease financing receivables (from Schedule RC-C):
a, Loans and leases held for sale 536? 0 4.a —— —— -
b. Loans and leases, net of unearned income B52S 12.471.000 4.b —— —— —
c. LESS: Allowance for loan and lease losses 3123 153.0OD 4.c —— —— —
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) B529 12.318,000 4.d —— —— —
5. Tradina assets (from Schedule RC-D1 3545 6.401,000 5 —— —— —
6. Premises and f xed assets (includina capitalized leases) 2145 62,000 6 —— —— —
7. Other real estate owned (from Schedule RC-M) Z150 0 7 —— —— -
8. Investments in unconsdidated subsidiaries and associated companies 2130 0 S —— —— -
9. Direct and indirect investments in real estate ventures 3S5S 0 9 —— —— — -
10. Intangible assets:
a, Goodwill 3163 0 10,a —— —— -
b. Other intaraible assets (from Schedule RC-M) M26 53,000 10.b —— -— —
11, Other assets (from Schedule RC-R 1160 5:133,000 11 —— —— —
12. Total assets (sum of items 1 throuah 11) 217C 45,503,000 12 —— —— —
Includes cash items in process of collection and unposted debfts. Includes time ceinf cates of deposit not held for trading, Includes all securities resale agreements in domestic and foreign offices, iBgardless of matuiity.

accounting firm (may be required by stale chartering authority) 5 = Directors1 examination of the bank performed by other external auditor? {may be required by state chartering authority) = Review rjf the bank’s financial statements by external auditors = Compilation of the bank’s financial statements by external auditors
3 = Other audit procedures (excluding tax preparation work) 9 = Na external audit work RCC’J MM/ DD k’A
M.I M.2
Includes total demand deposits and noninterest-bearing time and savings deposits. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other bonowed money.” Indudesall securities repurchase agreements in domestic and foreign offices, regaidless of maturity. Includes limited-life piefen’ed stock and related suiplus. Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign cunency translation adjustments, and minimum pension liability adjustments. (6) Includes treasury stock and unearned Bnployee Stock Ownership Plan shares.